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                                                                    EXHIBIT 15.1


                           GOTHIC ENERGY CORPORATION
           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street Northwest
Washington, DC 20549

          Re:  GOTHIC ENERGY CORPORATION AND SUBSIDIARIES
               REGISTRATION STATEMENT ON FORM S-4

Gentlemen:

     We are aware that our report dated May 15, 1998 on our review of the interim financial information of Gothic Energy Corporation for the three month period ended March 31, 1998 is incorporated by reference in the Company's Registration Statement on Form S-4 (File No. 333-52217). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                             COOPERS & LYBRAND L.L.P.


Tulsa, Oklahoma
June 2, 1998